Exhibit 99.1

Astrana Health, Inc. Reports First Quarter 2024 Results

Company to Host Conference Call on Tuesday, May 7, 2024, at 2:30 p.m. PT/5:30 p.m. ET

ALHAMBRA, Calif., May 7, 2024 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the first quarter ended March 31, 2024.

“We believe our strong first quarter performance continues to demonstrate the uniqueness of our platform, care model, and technology. Revenue growth of 20%, net income attributable to Astrana growth of 13% and adjusted EBITDA growth of 42% relative to the prior year quarter were primarily driven by solid membership growth across all lines of business and successful management of total cost of care for our members. Additionally, organic membership growth of 10% year-to-date increased our total number of lives managed to approximately one million. We also made further progress transitioning our members into full-risk arrangements, which expect to account for approximately 60% of our total capitation revenue as of April 1, 2024. We believe our consistent execution against our strategic roadmap has set the stage for continued growth this year as we bring high-quality, high-value care to the communities we serve,” said Brandon K. Sim, President and Chief Executive Officer of Astrana Health.

Financial Highlights for First Quarter Ended March 31, 2024:

All comparisons are to the quarter ended March 31, 2023 unless otherwise stated.

•	Total revenue of $404.4 million, up 20% from $337.2 million

•	Care Partners revenue of $397.1 million, up 26% from $314.7 million

•	Net income attributable to Astrana of $14.8 million, up 13% from $13.1 million

•	Adjusted EBITDA of $42.2 million, up 42% from $29.8 million

•	Earnings per share - diluted (“EPS - diluted”) of $0.31 per share, up 11% from $0.28 per share

Recent Operating Highlights

•	We successfully closed the second and final part of our Community Family Care (“CFC”) acquisition on March 31, 2024. This acquisition marks the largest in Astrana’s history and allows the Company to take on greater responsibility for the outcomes of the patients we serve with CFC’s full-risk Medicaid Restricted Knox-Keene license.

•	We also completed the acquisition of Prime Community Care of Central Valley (“PCCCV”) on March 29, 2024. PCCCV is a risk-bearing provider organization with over 150 primary care and multi-specialty care providers which serves around 26,000 primarily Medicaid members in the Central Valley of California.

•	We opened two new de novo clinics in Nevada in April.

Segment Results for the First Quarter Ended March 31, 2024:

	Three Months Ended March 31, 2024
(in thousands)	Care Partners	Care Delivery	Care Enablement	Other	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$397,095	$30,719	$33,274	$—	$(56,732)	$—	$404,356
% change vs. prior year quarter	26%	21%	9%				20%

Cost of services	314,966	24,794	17,373	—	(26,734)	—	330,399
General and administrative(1)	38,933	6,163	12,397	—	(30,075)	16,400	43,818
Total expenses	353,899	30,957	29,770	—	(56,809)	16,400	374,217

Income (loss) from operations	$43,196	$(238)	$3,504	$—	$77 (2)	$(16,400)	$30,139
% change vs. prior year quarter	94%	(75)%	(39)%				35%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

2024 Guidance:

Astrana is reiterating the following guidance for total revenue, net income attributable to Astrana, Adjusted EBITDA, and EPS - diluted, based on the Company’s existing business, current view of existing market conditions and assumptions for the year ending December 31, 2024.

	2024 Guidance Range
($ in millions)	Low	High
Total revenue	$1,650.0	$1,850.0
Net income attributable to Astrana Health, Inc.	$61.0	$73.0
Adjusted EBITDA	$165.0	$185.0
EPS – diluted	$1.28	$1.52

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Tuesday, May 7, 2024), during which management will discuss the results of the first quarter ended March 31, 2024. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (888) 437-3179
International (Toll):	+1 (862) 298-0702

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=y3Hig4E8.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 41,048 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Astrana Health Management, Inc. (“AHM”), formerly known as Network Medical Management, Inc., who were AHM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to Astrana in order to receive their pro rata portion of Astrana’s common stock as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among Astrana, AHM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into AHM, with AHM as the surviving corporation. Pending such receipt, such former AHM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and Astrana is legally obligated to issue these shares in connection with the merger.

Shares of Astrana’s common stock owned by Allied Physicians of California, a Professional Medical Corporation (“APC”), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Astrana Health, Inc.

Astrana is a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all. Leveraging its proprietary end-to-end technology solutions, Astrana operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, Astrana serves over 10,000 providers and 1.0 million patients in value-based care arrangements. Its subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), accountable care organizations (ACOs), and care delivery entities across primary, multi-specialty, and ancillary care. For more information, please visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2024, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, and successful implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$334,796	$293,807
Investment in marketable securities	2,490	2,498
Receivables, net	120,106	76,780
Receivables, net – related parties	62,354	58,980
Income taxes receivable	—	10,657
Other receivables	1,783	1,335
Prepaid expenses and other current assets	17,281	17,450

Total current assets	538,810	461,507

Non-current assets
Land, property and equipment, net	7,985	7,171
Intangible assets, net	119,707	71,648
Goodwill	410,267	278,831
Income taxes receivable	15,943	15,943
Loans receivable, non-current	47,412	26,473
Investments in other entities – equity method	35,893	25,774
Investments in privately held entities	6,396	6,396
Restricted cash	645	345
Operating lease right-of-use assets	39,152	37,396
Other assets	4,067	1,877

Total non-current assets	687,467	471,854

Total assets(1)	$1,226,277	$933,361

Liabilities, mezzanine equity and equity

Current liabilities
Accounts payable and accrued expenses	$146,473	$59,949
Fiduciary accounts payable	7,792	7,737
Medical liabilities	136,494	106,657
Income taxes payable	5,522	—
Dividend payable	638	638
Finance lease liabilities	636	646
Operating lease liabilities	5,007	4,607
Current portion of long-term debt	20,750	19,500
Other liabilities	31,960	18,940

Total current liabilities	355,272	218,674

	March 31, 2024	December 31, 2023
Non-current liabilities
Deferred tax liability	3,756	4,072
Finance lease liabilities, net of current portion	1,015	1,033
Operating lease liabilities, net of current portion	37,716	36,289
Long-term debt, net of current portion and deferred financing costs	368,448	258,939
Other long-term liabilities	7,652	3,586

Total non-current liabilities	418,587	303,919

Total liabilities(1)	773,859	522,593

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation ("APC")	(205,557)	(205,883)

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, par value $0.001; 100,000,000 shares authorized, 47,458,264 and 46,843,743 shares outstanding, excluding 10,584,340 and 10,584,340 Treasury shares, at March 31, 2024 and December 31, 2023, respectively	48	47
Additional paid-in capital	395,473	371,037
Retained earnings	257,969	243,134
Total Stockholders' equity	653,490	614,218

Non-controlling interest	4,485	2,433

Total equity	657,975	616,651

Total liabilities, mezzanine equity, and stockholders’ equity	$1,226,277	$933,361

(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $717.5 million and $540.8 million as of March 31, 2024 and December 31, 2023, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $179.6 million and $146.0 million as of March 31, 2024 and December 31, 2023, respectively. The VIE balances do not include $299.5 million of investment in affiliates and $110.1 million of amounts due to affiliates as of March 31, 2024 and $273.2 million of investment in affiliates and $107.3 million of amounts due to affiliates as of December 31, 2023 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

ASTRANA HEALTH, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Revenue
Capitation, net	$365,910	$300,204
Risk pool settlements and incentives	17,377	13,462
Management fee income	4,078	9,896
Fee-for-service, net	15,937	12,062
Other revenue	1,054	1,620

Total revenue	404,356	337,244

Operating expenses
Cost of services, excluding depreciation and amortization	330,399	289,397
General and administrative expenses	38,722	21,182
Depreciation and amortization	5,096	4,292

Total expenses	374,217	314,871

Income from operations	30,139	22,373

Other income (expense)
Income from equity method investments	632	2,484
Interest expense	(7,585)	(3,269)
Interest income	3,996	3,009
Unrealized gain (loss) on investments	1,099	(6,392)
Other (loss) income	(4,277)	1,204

Total other expense, net	(6,135)	(2,964)

Income before provision for income taxes	24,004	19,409

Provision for income taxes	7,142	6,921

Net income	16,862	12,488

Net income (loss) attributable to non-controlling interest	2,027	(644)

Net income attributable to Astrana Health, Inc.	$14,835	$13,132

Earnings per share – basic	$0.31	$0.28

Earnings per share – diluted	$0.31	$0.28

EBITDA

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA as well as the reconciliation to Adjusted EBITDA margin for the three months ended March 31, 2024 and 2023. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income	$16,862	$12,488
Interest expense	7,585	3,269
Interest income	(3,996)	(3,009)
Provision for income taxes	7,142	6,921
Depreciation and amortization	5,096	4,292
EBITDA	32,689	23,961

Income from equity method investments	(632)	(249)
Other, net	4,440 (1)	1,402 (2)
Stock-based compensation	5,748	3,445
APC excluded asset costs	—	1,266
Adjusted EBITDA	$42,245	$29,825

Total revenue	$404,356	$337,244

Adjusted EBITDA margin	10%	9%

(1) Other, net for the three months ended March 31, 2024 relates to a financial guarantee via a letter of credit that we provided almost three years ago in support of two local provider-led ACOs, non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company’s Collar Agreement, and transaction costs incurred for our investments and tax restructuring fees.

(2) Other, net for the three months ended March 31, 2023 relates to changes in the fair value of our financing obligation to purchase the remaining equity interest in one of our investments.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2024 Guidance Range
(in thousands)	Low	High
Net income	$71,500	$85,500
Interest expense	14,500	12,500
Provision for income taxes	36,500	44,500
Depreciation and amortization	14,500	14,500
EBITDA	137,000	157,000

Income from equity method investments	(5,000)	(5,000)
Other, net	6,000	6,000
Stock-based compensation	27,000	27,000
Adjusted EBITDA	$165,000	$185,000

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.